Exhibit 107

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

McCORMICK & COMPANY, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(r) and Other	287,018	$79.00 (3)	$22,674,422 (3)	$110.20 per $1,000,000	$2,498.73	—	—	—	—

Fees to Be Paid	Equity	Common Stock Non-Voting, par value $0.01 per share	457(r) and Other	776,624	$79.67 (4)	$61,873,634.08 (4)	$110.20 per $1,000,000	$6,818.48	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$84,548,056.08	—	$9,317.21

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$9,317.21

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, the Registrant registers such indeterminate number of additional shares of Common Stock and Common Stock Non-Voting as may be issued in connection with share splits, share dividends or similar transactions.

(2)	The registration fee relates to Registration Statement on Form S-3 (333-27170) filed by the Registrant on April 3, 2023.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on September 15, 2023.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock Non-Voting as reported on the New York Stock Exchange on September 18, 2023.